EXHIBIT 99.1
Contacts:
Jennifer Haslip
Senior Vice President and CFO
Universal Technical Institute, Inc.
(623) 445-9402
Universal Technical Institute, Inc. Clarifies Classification of Items in the Cash Flow Reported in Press
Release and Earnings Call Dated February 8, 2006
PHOENIX, February 9, 2006 — Universal Technical Institute, Inc. (NYSE: UTI), a provider of technical education training, today clarified classification of two cash flow items reported during a press release and earnings call dated February 8, 2006.
Clarification of Line Items within the Cash Flow Statement
On February 8, 2006 Universal Technical Institute, Inc. (the “Company”) filed an 8-K, with its press release attached and held a conference call announcing results of operations for the first quarter of fiscal 2006 ended December 31, 2005.
In the press release and related conference call the company reported $15.7 million dollars of net cash provided by operating activities and $4.5 million related to purchases of property and equipment for the period ended December 31, 2005. Subsequent to the company’s release and prior to filing its quarterly report for December 31, 2005, a reclassification of $2.3 million was made between net cash provided by operating activities and purchases of property and equipment, increasing both net cash provided by operating activities to $18.0 million and purchases of property and equipment to $6.8 million. There was no change to cash and cash equivalents.
The reclassification related to accrued property and equipment that was properly reflected in the company’s balance sheet and was not appropriately reported during the call. The reclassification had no impact on the company’s cash, balance sheet, income statement or statement of shareholders’ equity.
Summary of Reclassification in the Statement of Cash Flows for the period ended December 31, 2005:

Dollars in thousands	Previously Reported	Reclassification	Reported Balance

Accounts payable and accrued expenses	($8.8)	$2.3	($6.5)

Net cash provided by operating activities	$15.7	$2.3	$18.0

Purchase of property and equipment	($4.5)	($2.3)	($6.8)

Net cash provided by investing activities	$11.8	($2.3)	$9.5

About Universal Technical Institute
Universal Technical Institute, Inc. is a provider of technical education training for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. The company offers undergraduate degree, diploma and certificate programs at ten campuses across the United States, and manufacturer-sponsored advanced programs at 20 dedicated training centers. Through its campus-based school system, Universal Technical Institute, Inc. offers specialized technical education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NTI).
Statements in this press release concerning the future business, operating results and financial condition of the company are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the company’s actual results include changes to federal and state educational funding, construction delays for new or expanding campuses, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by the company, increased investment in management and capital resources, and the effectiveness of the company’s recruiting, advertising and promotional efforts. Further information on these and other potential factors that could affect the company’s financial results or condition may be found in the company’s filings with the Securities and Exchange Commission, all of which are incorporated herein by reference. The company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.